                                                                    EXHIBIT 3(b)


                        Amended and Restated By-Laws of


                        ICF Kaiser International, Inc.


                       (as amended through June 23, 1995)
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                        AMENDED AND RESTATED BYLAWS OF

                        ICF KAISER INTERNATIONAL, INC.

                       As amended through June 23, 1995

                                   ARTICLE I

                                    Offices

     Section 1.01  Registered Office in Delaware. The registered office shall be
     -------------------------------------------
in Wilmington, Delaware.

     Section 1.02  Other Offices. The Corporation may have such other offices
     ---------------------------
either within or without the State of Delaware as the Board of Directors may from time to time determine.


                                  ARTICLE II

                           Meetings of Stockholders

     Section 2.01  Time and Place of Meeting. Annual meetings of the
     ---------------------------------------
stockholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, within or without the State of Delaware, on such date and hour as may be fixed by the Board of Directors, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be fixed by the Board of Directors and stated in the notice of meeting. If no other place is fixed by the Board of Directors, meetings of stockholders shall be held at the principal executive office of the Corporation. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

     Section 2.02  Notice of Meeting. Written notice of meetings of stockholders
     -------------------------------
stating the place, time and date thereof, and in the case of special meetings, the purpose or purposes thereof, shall be given at least ten and not more than sixty days before the date of the meeting to each stockholder entitled to vote thereat.

     Section 2.03  Qualified Voters. The officer who has charge of the stock
     ------------------------------
ledger of the Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order showing the address of each such stockholder and the number of voting shares registered in the name of each such stockholder. Such list shall be open to the examination of any holder of voting shares for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall be
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produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present and entitled to vote.

     Section 2.04  Special Meetings. Special meetings of the stockholders may be
     ------------------------------
called by the Board of Directors, by the Chief Executive Officer, by the President or by a writing signed by stockholders owning at least fifty percent (50%) in voting amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such call shall state the purpose or purposes of the proposed meeting. The Secretary shall give notice of such meeting to the stockholders entitled to vote thereat, in accordance with such call.

     Section 2.05  Business to be Conducted at Meetings. At any meeting of
     --------------------------------------------------
stockholders (including any adjournment thereof) only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before a meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting (as initially called, in the case of adjourned meetings); provided, however, that in the event that less than 75 days' notice
           --------
or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the class, series and number of shares of the capital stock of the Corporation beneficially owned by such stockholder, and (d) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 2.05. The officer of the Corporation presiding at a meeting of stockholders shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.05, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 2.06  Quorum. The holders of a majority in voting amount of the
     --------------------
issued and outstanding shares of the Corporation entitled to vote thereat, present in person or represented by valid proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by valid proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting (if the adjournment is not for more than thirty days and a new record date for the determination of

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stockholders entitled to vote is not fixed), until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2.07  Vote Required. When a quorum is present at any meeting, the
     ---------------------------
vote of the holders of a majority in voting amount of the shares voting, in person or by proxy, on any question brought before such meeting shall decide the question, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.08  Proxies. Each stockholder shall at every meeting of the
     ---------------------
stockholders be entitled to vote in person or by proxy the number of votes conferred by each share of the capital stock held by such stockholder, except as otherwise provided by the Certificate of Incorporation. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the Secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two inspectors of election who shall be appointed by the Board of Directors or, if not so appointed, then by the presiding officer of the meeting.

     Section 2.09  Presiding Officer. The Chief Executive Officer shall preside
     -------------------------------
over all meetings of stockholders.


                                  ARTICLE III

                                   Directors

     Section 3.01  Number. Subject to the rights of the holders of any class or
     --------------------
series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the number of directors shall be determined by the affirmative vote of a majority of the whole Board of Directors, but shall not be less than six nor more than sixteen.

     Section 3.02  Nominations. Only persons who are nominated in accordance
     -------------------------
with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of stockholders by or at the direction of the directors, by any nominating committee or person appointed by the directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.02. Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting (as initially called, in the case of adjourned meetings); provided, however, that in the event
                                            --------
that less than 75 days, notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of

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business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice shall set forth (a) as to each person who is not an incumbent director whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.02. The officer of the Corporation presiding at a meeting of stockholders shall, if the facts warrant, determine that a nomination was not made in accordance with the provisions of this Section 3.02, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 3.03  Election, Term and Vacancies. Commencing at the 1992 annual
     ------------------------------------------
meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. At the annual meeting of stockholders held in 1992, one class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1993, another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1994, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1995, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, subject, however, to their prior death, resignation or removal from office as provided by law.

     If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain a number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

     Except as otherwise provided for or fixed by or pursuant to provisions relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting

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from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred.

     Section 3.04  Resignations. Any director may resign at any time upon
     --------------------------
written notice to that effect delivered to the Secretary, to be effective upon its acceptance or at the time specified in such writing.

     Section 3.05  Management. The business of the Corporation shall be managed
     ------------------------
by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 3.06  Place of Meetings. The Board of Directors of the Corporation
     -------------------------------
may hold meetings, both regular and special, either within or without the State of Delaware. Meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 3.07  Annual Meeting. The first meeting of each newly elected Board
     ----------------------------
of Directors shall be held immediately following the adjournment of the annual meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

     Section 3.08  Notice for Regular Meetings. Regular meetings of the Board
     -----------------------------------------
of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 3.09  Special Meetings. Special meetings of the Board of Directors
     ------------------------------
may be called by a majority of the Board of Directors or by the Chairman of the Board and shall be held on notice by letter or telegram mailed or delivered for transmission not later than on the second day immediately preceding the day of such meeting, or by word of mouth or telephone received not later than during the day immediately preceding the day of such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice, or waiver of notice, of such meeting.

     Section 3.10  Quorum; Vote Required. At meetings of the Board of Directors,
     -----------------------------------
a majority of the full number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors

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present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.11  Chairman and Vice Chairman of the Board. At its first meeting
     -----------------------------------------------------
after each annual meeting of stockholders, the Board of Directors shall elect from among its members a Chairman. The Board of Directors also may choose one or more Vice Chairmen from among its members. The Chairman shall preside at all meetings of the Board of Directors, and shall perform such duties as the Board may prescribe. The Chairman may participate and act in any meeting of the Board of Directors as a director. The Vice Chairman or Vice Chairmen, if any, shall act under the direction of the Chairman and in the absence or disability of the Chairman shall perform only the duties and exercise the powers of the Chairman under this Section 3.11 of these Bylaws. The Chairman and the Vice Chairman or Vice Chairmen, if any, (i) shall hold their respective offices at the pleasure of the Board of Directors, and (ii) may be removed with or without cause at any time by the Board of Directors. Any vacancy occurring in the office of the Chairman or Vice Chairman by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     Section 3.12  Executive Committee. The Board of Directors may, by
     ---------------------------------
resolution adopted by a majority of the whole Board, designate one or more of its members to constitute an Executive Committee. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation within the limits permitted by law, including without limitation, the power and authority of the Board of Directors: (i) to authorize the seal of the Corporation to be affixed to all papers; (ii) to declare a dividend; (iii) to authorize the issuance of stock; (iv) to adopt a certificate of ownership and merger pursuant to Section 253 of Title 8, Delaware Code; and (v) to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, to fix any of the preference rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same of any other class or classes of stock of the Corporation.

     Section 3.13  Audit Committee. The Board of Directors, by resolution
     -----------------------------
adopted by a majority of the whole Board, may designate not less than two (2) of the directors then in office to constitute an Audit Committee. At least a majority of such directors must be independent of management and free from any relationship that, in the opinion of the Board, would interfere with such directors' exercise of independent judgment as a committee member. The Committee, if established, shall (i) consider and make recommendations to the Board with respect to the employment of a firm of Independent Public Accountants, (ii) confer with the Corporation's Independent Public Accountants to determine the scope of the audit that such accountants will perform, (iii) receive reports from the Independent Public Accountants and transmit such reports to the Board, and after the close of the fiscal year, transmit to the Board the financial statements certified by such accountants, (iv) inquire into, examine and make comments on the accounting procedures of the Corporation and the reports of the Independent Public Accountants, and (v) consider and make recommendations to the Board upon matters presented to it by the officers of the Corporation pertaining to the audit practices and procedures adhered to by the Corporation. The Board may designate one member of the Committee to act as its chairman.

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     Section 3.14  Other Committees. In addition to the Executive Committee and
     ------------------------------
the Audit Committee, the Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more other committees of the Board of Directors, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. A majority of the members of the committee shall constitute a quorum. The member or members of any such committee (other than an "Audit Committee," or "Executive Committee," if any) present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

     Section 3.15  Committee Minutes. The committees shall keep regular minutes
     -------------------------------
of their proceedings and report the same to the Board of Directors.

     Section 3.16  Ex-officio Committee Members. The Board of Directors may
     ------------------------------------------
designate persons who may not be directors of the Corporation to serve as ex-officio members of the Board of Directors, the Executive Committee or other committees. Ex-officio members, if any, may be invited to attend and participate in committee meetings and shall be deemed members for all purposes other than receiving notice, determining a quorum, voting, or consenting to action in lieu of meeting.

     Section 3.17  Consent. Any action required or permitted to be taken at any
     ---------------------
meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 3.18  Compensation. Directors may be allowed reimbursement and
     --------------------------
compensation for their service as directors and for attending Board of Directors meetings. Members of committees may be allowed like reimbursement and compensation for their services and for attending committee meetings. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE IV

                                    Notices

     Section 4.01  Notice. Notices to directors and stockholders mailed to them
     --------------------
at their addresses appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mail, postage prepaid. An affidavit of the Secretary of an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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     Section 4.02  Waiver. Whenever any notice is required to be given under the
     --------------------
provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business nor the purposes of any meeting need be specified in such waiver. Attendance at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE V

                                   Officers

     Section 5.01  Election. The officers of the Corporation shall be chosen by
     ----------------------
the Board of Directors at its first meeting after each annual meeting of stockholders and shall be a Chief Executive Officer who also shall be a director of the Corporation, a President who also shall be a director of the Corporation, a Secretary and a Chief Financial Officer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and a Treasurer or Assistant Financial Officers. Two or more offices may be held by the same person.

     Section 5.02  Other Officers and Delegates. The Board of Directors may
     ------------------------------------------
appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Unless otherwise provided by resolution of the Board of Directors, any officer of the Corporation may delegate his authority to other appropriate officers, employees or agents of the Corporation.

     Section 5.03  Salaries. The salaries of all officers of the Corporation
     ----------------------
shall be fixed by or under the direction of the Board of Directors.

     Section 5.04  Vacancies. The officers of the Corporation shall hold office
     -----------------------
at the pleasure of the Board of Directors. Any officer may be removed with or without cause at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     Section 5.05  Chief Executive Officer. The Chief Executive Officer shall
     -------------------------------------
have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute on behalf of the Corporation, and may affix or cause the seal to be affixed to, all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated on an exclusive basis by the Board of Directors to some other officer or agent of the Corporation. He shall perform such additional duties and have such additional powers as the Board of Directors may from time to prescribe.

     Section 5.06  President. The President shall serve as the Chief Operating
     -----------------------
Officer of the Corporation and shall act under the direction of the Chief Executive Officer. He shall execute on

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behalf of the Corporation, and may affix or cause the seal to be affixed to, all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated on an exclusive basis by the Board of Directors to some other officer or agent of the Corporation. He shall perform such additional duties and have such additional powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

     Section 5.07  Senior and Executive Vice Presidents; Vice Presidents. The
     -------------------------------------------------------------------
Board of Directors may designate one or more Senior or Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The Vice Presidents shall act under the direction of the President and in the absences or disability of the President shall, in their order of seniority, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The duties and powers of the President shall descend to the Vice Presidents in the specified order of seniority.

     Section 5.08  Secretary. The Secretary shall act under the direction of the
     -----------------------
Chief Executive Officer. Subject to the direction of the Chief Executive Officer, he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President of the Corporation or the Board of Directors. He shall keep in safe custody the seal of the Corporation and may cause it to be affixed to any instrument requiring it.

     Section 5.09  Assistant Secretaries. The Assistant Secretaries shall act
     -----------------------------------
under the direction of the Secretary. In the order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

     Section 5.10  Chief Financial Officer.  The Chief Financial Officer shall
     -------------------------------------
act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by the proper officers of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the proper officers of the Corporation or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. He may affix or cause to be affixed the seal of the Corporation to documents so requiring.

     Section 5.11  Treasurer or Assistant Financial Officers. The Treasurer or
     -------------------------------------------------------
Assistant Financial Officers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

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                                  ARTICLE VI

                             Certificates of Stock

     Section 6.01  Certificate. Every holder of stock in the Corporation shall
     -------------------------
be entitled to have a certificate signed by two different individuals: (i) one of the Chief Executive Officer or the President and (ii) one of the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 6.02  Facsimile Signature. Any or all the signatures on the
     ---------------------------------
certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

     Section 6.03  Lost Certificates.  The Board of Directors may direct a
     -------------------------------
new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation that was alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 6.04  Transfer.  Upon surrender to the Corporation or the transfer
     ----------------------
agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.05  Record Date.  The Board of Directors may fix in advance a
     -------------------------
date, not more than sixty days nor less than ten days preceding the date of any meeting of stockholders, or not more than sixty days before the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date to fix shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 6.06  Recognition of Ownership.  Except as otherwise provided by
     --------------------------------------
the laws of Delaware, the Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.


                                  ARTICLE VII

                                 Miscellaneous

     Section 7.01  Reserves.  There may be set aside out of any funds of the
     ----------------------
Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, specify, as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the directors shall specify as conducive to the interest of the Corporation. The Board of Directors may modify or abolish any such reserve.

     Section 7.02  Checks, Demands and Notes.  All checks or demands for money
     ---------------------------------------
and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. Unless otherwise specified by the Board of Directors, such authority may be delegated.

     Section 7.03  Fiscal Year.  The fiscal year of the Corporation shall be
     -------------------------
as fixed by the Board of Directors, and unless otherwise specified shall begin on the 1st day of January and end on the 31st day of December of each year.

     Section 7.04  Seal.  The corporate seal shall have inscribed thereon the
     ------------------
name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                 ARTICLE VIII

                                Indemnification

     Section 8.01  Indemnification of Directors and Officers for Actions,
     -------------------------------------------------------------------
Suits, or Proceedings Other than by or in the Right of the Corporation. To the
----------------------------------------------------------------------
full extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the Corporation), by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation or of any company in which the Corporation owns, in the aggregate, eighty percent (80%) or more of the voting stock, whether such voting stock is held directly by the Corporation or through one or more companies in which the Corporation holds eighty percent (80%) or more of the voting stock, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any threatened, pending or completed action, suit or proceeding and any appeal therefrom, including but not limited to liability and expenses incurred on account of profits realized by him in the purchase or sale of securities of the Corporation, if and only if he acted in good faith and in a
                                  --------------
manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
        ---------------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 8.02  Indemnification of Directors and Officers for Actions or
     ----------------------------------------------------------------------
Suits by or in the Right of the Corporation.  To the full extent permitted
-------------------------------------------
by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation or of any company in which the Corporation holds, in the aggregate, eighty percent (80%) or more of the voting stock, whether such voting stock is held directly by the Corporation or through one or more companies in which the Corporation holds eighty percent (80%) or more of the voting stock, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of any threatened, pending or completed action or suit and any appeal therefrom, or the defense or settlement of any claim, issue or matter, if and
                                                                       ------
only if he acted in good faith and in a manner he reasonably believed to be in
-------
or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

     Section 8.03  Indemnification of Others for Actions, Suits, or Proceedings
     --------------------------------------------------------------------------
Other than by or in the Right of the Corporation. To the full extent permitted
------------------------------------------------
by law, the Corporation, in the sole discretion of the Board of Directors of the Corporation, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was or has agreed to become an employee, agent or contractor of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, or of any company in which the Corporation holds, in the aggregate, forty percent (40%) or more of the voting stock, whether such stock is held directly by the Corporation or through one or more companies in which the Corporation holds forty percent (40%) or more of the voting stock, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any threatened, pending or completed action, suit or proceeding and any appeal therefrom, including but not limited to liability and expenses incurred on account of profits realized by him in the purchase or sale of securities of the Corporation, if and only if he acted in good faith and in a
                               --------------
manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
        ---------------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 8.04  Indemnification of Others for Actions or Suits by or in the
     -------------------------------------------------------------------------
Right of the Corporation. To the full extent permitted by law, the Corporation,
------------------------
in the sole discretion of the Board of Directors of the Corporation, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become an employee, agent or contractor of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation or of any company in which the Corporation holds, in the aggregate, forty percent (40%) or more of the voting stock, whether such stock is held directly by the Corporation or through one or more companies in which the Corporation holds forty percent (40%) or more of the voting stock, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of any threatened, pending or completed action or suit and any appeal therefrom, or the defense or settlement of any claim, issue or matter, if and only if he acted in
                                                     --------------
good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

     Section 8.05   Indemnification for Costs, Charges and Expenses of
     -----------------------------------------------------------------
Successful Party. Notwithstanding the other provisions of these Bylaws, to the
----------------
extent that a director or officer of the Corporation or other person indemnified under Sections 8.1 through 8.4, herein, has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

     Section 8.06  Determination of Right to Indemnification. Unless otherwise
     -------------------------------------------------------
ordered by a court, any indemnification under Sections 8.1 and 8.2, herein, and, if applicable, under Sections 8.3 and 8.4, herein, shall be paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of an individual entitled to indemnification under Sections 8.1 through 8.4, herein, is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 8.1 through 8.4, herein.

     Section 8.07  Advance Payment of Costs, Charges and Expenses. To the full
     ------------------------------------------------------------
extent permitted by law, the Corporation shall, upon request, pay costs, charges and expenses (including attorneys' fees) incurred by a person entitled to indemnification pursuant to Sections 8.1 through 8.4, herein, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such
                                    -----------------
costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in these Bylaws; such costs, charges and expenses incurred by other employees, agents and contractors may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 8.08  Procedure for Indemnification.  Any indemnification or
     -------------------------------------------
advance of costs, charges and expenses provided for in Sections 8.01 through 8.07, herein, shall be made promptly, and in any event within sixty days, upon the written request of the person entitled to indemnification; the right to indemnification or advances as granted by these Bylaws shall be enforceable by a director or officer or other person indemnified hereunder in any court of competent jurisdiction. If the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty days, such persons' costs, charges and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation; it shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses pursuant to Section 8.07, herein, where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 8.01 through 8.04, herein. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.01 through 8.04, herein, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 8.09  Authorization of Corporation Officers.  The proper officers
     ---------------------------------------------------
of the Corporation are, and each of them acting without the other is, authorized to take any action, for and in the name of the Corporation, which he deems necessary or appropriate (as conclusively presumed from the taking of such action) to carry out and effect the foregoing Sections 8.01 through 8.08.

     Section 8.10  Other Rights; Continuation of Right to Indemnification. The
     --------------------------------------------------------------------
indemnification and advancement of expenses provided by these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (present or future, common or statutory), bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to serve in the capacity making him eligible for indemnification, and shall inure to the benefit of the estate, heirs, executors and administrators of such person; all rights to indemnification under these Bylaws shall be deemed to be a contract between the Corporation and each director or each officer of the Corporation and, as applicable, any other person indemnified hereunder who serves or served in such capacity at any time while these Bylaws as well as the relevant provisions of the Delaware General Corporation Law or any other applicable laws are or were in effect; any repeal or modification thereof shall not in any way diminish any rights to indemnification of such director, officer or other person or the obligations of the Corporation arising hereunder.

     Section 8.11  Savings Clause.  If Sections 8.01 through 8.10 of these
     ----------------------------
Bylaws or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and each officer, and may indemnify any other person entitled to indemnification, as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of these Bylaws that shall not have been invalidated and to the full extent permitted by applicable law. To the full extent permitted by law, the Corporation may enter into and perform agreements with persons, including, without limitation, present and former officers, directors and employees of the Corporation and of companies acquired by or merged with the Corporation, obligating the Corporation, among other things, to provide indemnification and advancement of costs, charges and expenses to such persons in addition to any indemnification or advancement which may be available to such person under Sections 8.01 through 8.10 of these Bylaws.

     Section 8.12   Insurance.  The Board of Directors may cause the
     ------------------------
Corporation to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including employee benefit plans, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

     Section 8.13  Amendment of Bylaws.  The Board of Directors may from time
     ---------------------------------
to time adopt further Bylaws with respect to indemnification and may amend such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware.


                                  ARTICLE IX

                                  Amendments

     Section 9.01   Amendment of Bylaws.  These Bylaws may be changed, altered,
     ----------------------------------
amended or repealed, and new bylaws made, by the Board of Directors, provided
                                                                     --------
that the stockholders may make additional Bylaws and may change, alter, amend and repeal any Bylaws whether adopted by them or otherwise, and provided further
                                                                ----------------
that, notwithstanding any other provision of these Bylaws, in addition to any other vote or approval required by law or the terms of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, the affirmative vote of the holders of two-thirds of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors, voting as a single class (whether or not the holders of such shares are present or represented at any meeting called for the purpose of voting thereon) shall be required to alter, amend, adopt any provision inconsistent with or repeal Sections 2.04, 2.05, 3.01, 3.02, and 3.03 of these Bylaws.